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Exhibit 21.1

SUBSIDIARIES OF INTERVAL LEISURE GROUP, INC.
At December 31, 2015

Name	Jurisdiction of Organization
Aqua-Aston Holdings, Inc.	Delaware
Aqua-Aston Hospitality, LLC	Hawaii
Aqua Hospitality LLC	Delaware
Aqua Hotels & Resorts, LLC	Hawaii
Aqua Hotels and Resorts, Inc.	Delaware
Aqua Hotels and Resorts Operator, LLC.	Delaware
Aqua Luana Operator. LLC	Hawaii
Aston Hotels & Resorts Florida, LLC	Florida
Beach House Development Partnership	Florida
CDP Investors L.P.	Delaware
CDP GP, Inc.	Delaware
Cerromar Development Partners GP, Inc.	Delaware
Cerromar Development Partners LP	Delaware
Diamond Head Management, LLC	Hawaii
Grand Aspen Holdings, L.L.C.	Delaware
Grand Aspen Lodging, L.L.C.	Delaware
Highlands Inn Investors II, L.P.	Delaware
Hotel Management Services, LLC	Hawaii
HT Highlands, Inc.	Delaware
HTS-Beach House, Inc.	Delaware
HTS-Beach House Partner, L.L.C.	Delaware
HTS-BC, L.L.C.	Delaware
HTS-CHC (Sedona), L.L.C.	Delaware
HTS Coconut Point, Inc.	Delaware
HTS Ground Lake Tahoe, Inc.	Delaware
HTS-Key West, Inc.	Delaware
HTS-KW, Inc.	Delaware
HTS-Lake Tahoe, Inc.	Delaware
HTS-Loan Servicing, Inc.	Delaware
HTS-Main Street Station, Inc.	Delaware
HTS-Maui, L.L.C.	Delaware
HTS-San Antonio, Inc.	Delaware
HTS-San Antonio, L.L.C.	Delaware
HTS-San Antonio, L.P.	Delaware
HTS-Sedona, Inc.	Delaware
HTS-Sunset Harbor Partner, L.L.C.	Delaware
HTS-Wild Oak Ranch Beverage L.L.C.	Texas
HTS-Windward Pointe Partner, L.L.C.	Delaware
HVC-Highlands, L.L.C.	Delaware
HV Global Group, Inc.	Delaware
HV Global Management Corporation	Delaware
HV Global Marketing Corporation	Florida
HVO Key West Holdings, LLC	Florida
Interval Acquisition Corp.	Delaware
IIC Holdings Incorporated	Delaware
ILG International Holdings, Inc.	Florida
ILG Lux Holdings S.a.r.l.	Luxembourg
ILG Lux Holdings II S.a.r.l.	Luxembourg

Name	Jurisdiction of Organization
ILG Lux Finance S.a.r.l.	Luxembourg
ILG Management, LLC.	Florida
Intercambios Internacionales de Vacaciones Interval International España SA	Spain
Intercambios Internacionales de Vacaciones S.A. de C.V.	Mexico
Interval Holdings, Inc.	Delaware
Interval International Argentina S.A.	Argentina
Interval International Brasil Serviços Ltda.	Brazil
Interval International de Colombia, S.A.S.	Colombia
Interval International Eastern Canada, Inc.	Canada (Ontario)
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International FZE	United Arab Emirates (Dubai)
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings, LLC	Florida
Interval International Holdings Mexico, S.A. de C.V.	Mexico
Interval International, Inc.	Florida
Interval International India Private Limited	India
Interval International Italia SRL	Italy
Interval International Limited	England and Wales
Interval International Overseas Holdings, LLC	Florida
Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval Leisure Group Management Limited	England and Wales
Interval Leisure Group UK Holdings Limited	England and Wales
Interval Leisure Group UK Holdings (No. 2) Limited	England and Wales
Interval Resort & Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services, LLC	Florida
Interval Travel Limited	England and Wales
Interval UK Holdings Limited	England and Wales
Interval Vacation Exchange, LLC	Delaware
Intervalo Internacional Prestaçao da Serviços Lda	Portugal
Kai Management Services, LLC	Hawaii
Key Wester Limited	Florida
Management Acquisition Holdings, LLC	Delaware
Maui Condo and Home, LLC	Hawaii
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services, Inc.	North Carolina
Organización Interval International, C.A.	Venezuela
Owners' Resorts & Exchange, Inc.	Utah
Paradise Vacation Adventures, LLC	Hawaii
REP Holdings, Ltd.	Hawaii
RQI Holdings, LLC	Hawaii
Resort Management Finance Services, Inc.	Florida
Resort Sales Services, Inc.	Delaware
Resort Solutions Holdings Limited	England and Wales
Resort Solutions Limited	England and Wales
S.O.I. Acquisition Corp.	Florida
Sunset Harbor Development Partnership	Florida
TA Resort Servicing Mexico, S.A. de C.V.	Mexico
TPI Management—Canada, Inc.	Canada (British Columbia)

Name	Jurisdiction of Organization
Trading Places International, LLC	California
Vacation Resorts International	California
Vacation Ownership Lending GP, Inc.	Delaware
Vacation Ownership Lending L.P.	Delaware
VOL GP, Inc.	Delaware
VOL Investors, L.P.	Delaware
VRI Europe Limited	England and Wales
VRI Management Canarias S.L.	Spain
VRI Management España S.L.	Spain
VRI-ORE, LLC	Utah
Windward Pointe II, L.L.C.	Delaware
Worldex Corporation	Florida
Worldwide Vacation & Travel, Inc.	Florida
XYZII, Inc.	Washington

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  Exhibit 21.1
SUBSIDIARIES OF INTERVAL LEISURE GROUP, INC. At December 31, 2015